Exhibit 99.1

Investor Contact Information:

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB Financial Group, Inc. Announces Fourth-Quarter and Full-Year 2014 Results

8.2% year-over-year loan growth and 25% year-over-year earnings growth

DEFIANCE, Ohio, January 21, 2015 — SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management and item processing services, today reported earnings for the fourth quarter and full year ended December 31, 2014.

Fourth-quarter highlights include:

●	Net income of $1.5 million for the fourth quarter represented a 25.0 percent increase over the prior year fourth quarter

●	Loan growth up $39.0 million, or 8.2 percent, from the prior year

●	Fully tax equivalent (FTE) revenue up 8.9 percent from the prior year

●	Net interest margin (FTE) of 3.73 percent for the quarter was up 16 basis points from the prior year

●	Asset quality remained strong for the quarter, with the nonperforming asset ratio at 0.92 percent at December 31, 2014

●	Operating expenses were up slightly compared with the year-ago fourth quarter, but down 7.6 percent from the linked quarter

Full-year 2014 highlights include:

●	Net income of $5.3 million, or $1.07 per diluted share, compared to $5.2 million, or $1.07 per diluted share, for the prior year

●	Total revenue (FTE) of $34.1 million, which was down 2.9 percent from the prior year

●	Total operating expense of $26.0 million, which was down 2.1 percent from the prior year

Highlights*	Three Months Ended		Full Year
(in $000’s except ratios and per share data)	Dec. 2014	Dec. 2013	2014	2013
Net interest income (FTE)	$5,599	$5,096	$21,316	$21,110
Noninterest income	3,164	2,949	12,827	14,046
Noninterest expense	6,364	6,199	25,957	26,511
Net income	1,524	1,224	5,263	5,205
Earnings per diluted share	0.30	0.25	1.07	1.07
Net interest margin (FTE)	3.73%	3.57%	3.62%	3.75%
Return on assets	0.89%	0.76%	0.78%	0.81%
Return on equity	9.40%	8.75%	8.74%	9.52%

*Consolidated earnings for SB Financial include the results of the Company’s Banking Group, consisting primarily of The State Bank and Trust Company (“State Bank” or the “Bank”), and the Company’s data services subsidiary, Rurbanc Data Services, Inc. (dba RDSI Banking Systems) (RDSI).

“We are pleased with our solid fourth-quarter results,” said Mark Klein, President and Chief Executive Officer of SB Financial. “We continue to drive performance improvement in our Company as we implement our strategic initiatives to diversify our revenue streams, achieve operational excellence and expand our market presence. During the quarter, we had robust mortgage production, solid balance sheet growth, expense control and stable asset quality. Additionally, we successfully completed our preferred stock offering and announced our re-entry into the Findlay, Ohio market.”

RESULTS OF OPERATIONS

Consolidated Revenue

Total revenue, consisting of net interest income on a fully tax equivalent (FTE) basis and noninterest income, was up 8.9 percent from the fourth quarter of 2013, but down 5.3 percent from the linked quarter.

●	Net interest income (FTE) was up 9.9 percent for the fourth quarter, and up 2.8 percent compared to the linked quarter. For the full year, net interest income (FTE) was up 1.0 percent.

●	Net interest margin (FTE) was up 16 basis points for the fourth quarter, and up 9 basis points from the linked quarter. Margin for the full year was down 13 basis points.

●	Net interest margin was impacted by the payoff of our fixed rate trust preferred securities late in the third quarter. For the fourth quarter, this early payoff increased margin by 15 basis points.

●	Noninterest income was up 7.3 percent for the fourth quarter, but down 16.9 percent from the linked quarter. For the full year, noninterest income was down 8.7 percent.

Total revenue, consisting of net interest income on an FTE basis and noninterest income, for the twelve months of 2014 was $34.1 million, compared to $35.2 million for the twelve months of 2013 or a 2.9 percent decline. The twelve-month results were impacted by lower mortgage origination volume during the first half of 2014 and the reduction in the yield on earning assets.

Mortgage Loan Business

Mortgage loan originations for the fourth quarter of 2014 were $52.1 million, up $12.4 million, or 31.2 percent, from the year-ago fourth quarter. For the twelve months of 2014, mortgage loan originations were $219.7 million, down from $248.8 million for the twelve months of 2013 or an 11.7 percent decline.

Net mortgage banking income, consisting of gains on the sale of mortgage loans and net loan servicing fees, was $1.0 million for the fourth quarter of 2014, compared to $1.0 million for the year-ago quarter. The mortgage servicing valuation adjustment for the fourth-quarter 2014 was a negative $0.19 million, down $0.25 million from the linked quarter. The mortgage servicing portfolio at December 31, 2014, was $665.7 million, up $59.7 million from $606.0 million, or 9.9 percent, from December 31, 2013.

Mr. Klein noted, “Our mortgage volumes for the quarter were strong compared to the prior year. While 2014 volumes were lower than in previous years, we were pleased that 93 percent of this year’s activity was from new SB Financial clients.”

2

Mortgage Banking ($000’s)
	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Dec. 2013
Mortgage originations	$52,058	$67,502	$66,563	$33,602	$39,679
Mortgage sales	43,542	60,982	49,091	27,961	33,921
Mortgage servicing portfolio	665,710	649,669	627,215	609,419	605,993
Mortgage servicing rights	5,704	5,720	5,375	5,228	5,180

Mortgage servicing revenue:
Loan servicing fees	410	400	387	380	388
OMSR amortization	(174)	(175)	(147)	(117)	(126)
Net administrative fees	236	225	240	263	262
OMSR valuation adjustment	(193)	62	(83)	(18)	(21)
Net loan servicing fees	43	287	156	245	241
Gain on sale of mortgages	1,003	1,442	1,211	572	776
Mortgage banking revenue, net	1,046	$1,729	$1,368	$817	$1,017

Fee Income and Noninterest Expense

SB Financial’s fee income includes revenue from a diverse group of services, such as wealth management, deposit fees and income from bank-owned life insurance. Wealth management assets under management stood at $330.8 million as of December 31, 2014. For the fourth quarter of 2014, fee income as a percentage of total revenue was 36.5 percent, down slightly from the prior year. For the twelve months of 2014, fee income as a percentage of total revenue was 38.0 percent.

For the fourth quarter of 2014, noninterest expense (NIE) was up $0.2 million, or 2.7 percent, compared to the fourth quarter of 2013. For the twelve months of 2014, operating expenses were down $0.6 million, or 2.1 percent, compared to the twelve months of 2013. When adjusted for the trust preferred securities prepayment, expenses for the twelve months of 2014 were down $1.0 million, or 3.7 percent, compared to the prior-year period.

“In the current interest-rate environment, our fee income continues to be a competitive strength,” Mr. Klein stated. “For the fourth quarter, our fee income included the sale of several SBA credits, which delivered $143,000 in gains. We have been actively pursuing SBA loans all year and our pipeline is strengthening.”

Fee Income / Noninterest Expense (000’s)
	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Dec. 2013
Fee Income	$3,164	$3,809	$3,295	$2,559	$2,949
Fee Income / Total Revenue	36.5%	41.6%	38.6%	34.7%	37.1%
Fee Income / Average Assets	1.8%	2.3%	2.0%	1.6%	1.8%

Noninterest Expense	$6,364	$6,888	$6,627	$6,079	$6,199
Efficiency Ratio	72.8%	74.6%	76.0%	80.6%	76.4%
NIE / Average Assets	3.7%	4.1%	4.0%	3.8%	3.8%

3

Balance Sheet

Total assets as of December 31, 2014, were $684.2 million, up 8.3 percent from a year ago. Total equity as of December 31, 2014, was $75.7 million, up 34.5 percent from a year ago. Equity balances included the net impact of our capital raise completed in the fourth quarter, which added $14.0 million to total equity through the public offering of depository shares representing 1/100th interest in our 6.50 percent Noncumulative Convertible Preferred Shares, Series A.

Total loans held for investment were $516.3 million at December 31, 2014, up $39.0 million, or 8.2 percent, from December 31, 2013. Residential real estate loans accounted for the majority of growth, up $18.8 million, or 18.8 percent. Commercial real estate and agricultural loans rose $11.7 million, or 5.7 percent, and $7.0 million, or 17.9 percent, respectively.

The investment portfolio, including Federal Reserve Bank and Federal Home Loan Bank stock, of $89.0 million represented 13.0 percent of assets at December 31, 2014, and was down slightly from a year ago. Deposit balances of $550.9 million at December 31, 2014, increased by $32.7 million, or 6.3 percent since December 31, 2013. Growth from the prior year included $17.8 million in checking and $14.9 million in savings and time deposit balances.

Mr. Klein said, “We continued to see solid growth in our loan portfolio during the fourth quarter, primarily as a result of higher residential and commercial real estate loan activity. Our equity balances improved substantially this quarter after the completion of a very successful preferred stock offering.”

Loan Portfolio ($000’s)	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Dec. 2013	Variance YOY
Commercial	$83,190	$90,407	$92,424	$85,701	$85,368	$(2,178)
% of Total	16.1%	17.9%	18.3%	17.8%	17.9%	2.6%
Commercial RE	217,030	212,964	215,824	212,502	205,301	11,729
% of Total	42.0%	42.1%	42.6%	44.1%	43.0%	5.7%
Agriculture	46,217	44,162	43,475	39,028	39,210	7,007
% of Total	9.0%	8.7%	8.6%	8.1%	8.2%	17.9%
Residential RE	118,382	107,712	105,054	97,857	99,620	18,762
% of Total	22.9%	21.3%	20.8%	20.3%	20.9%	18.8%
Consumer & Other	51,517	50,679	49,350	46,836	47,804	3,713
% of Total	10.0%	10.0%	9.7%	9.7%	10.0%	7.8%

Total Loans	$516,336	$505,924	$506,127	$481,924	$477,303	$39,033
Total Growth Percentage						8.2%

4

Asset Quality

SB Financial continues to improve its asset quality, reporting nonperforming assets of $6.3 million as of December 31, 2014, down $1.0 million, or 13.2 percent, from the year-ago quarter. Already trending better than our key peer metrics, the 0.92 percent of nonperforming assets to total assets continues a trend of sub 1.0 percent for the last three quarters. Coverage of problem loans by the loan loss allowance was 113.0 percent at December 31, 2014, up from the 105.8 percent at December 31, 2013.

Summary of Nonperforming Assets ($000’s)

Nonperforming Loan Category	Dec. 2014	Sep. 2014	Jun. 2014	Mar. 2014	Dec. 2013
Commercial	$1,387	$1,397	$1,485	$1,818	$2,316
% of Total Commercial loans	1.7%	1.5%	1.6%	2.1%	2.7%
Commercial RE	2,092	616	699	753	532
% of Total CRE loans	1.0%	0.3%	0.3%	0.4%	0.3%
Residential RE	992	1,015	1,534	1,555	1,651
% of Total Res. RE loans	0.8%	0.9%	1.5%	1.6%	1.7%
Consumer & Other	138	174	288	280	345
% of Total Cons. & Other loans	0.3%	0.3%	0.6%	0.6%	0.7%
Total Nonaccruing Loans	4,609	3,202	4,006	4,406	4,844
% of Total Loans	0.9%	0.6%	0.8%	0.9%	1.0%
Accruing Restructured Loans	1,384	1,620	1,665	1,793	1,739
Total Nonaccruing & Restructured Loans	$5,993	$4,822	$5,671	$6,199	$6,583
% of Total Loans	1.2%	1.0%	1.1%	1.3%	1.4%
OREO & Repossessed Vehicles	285	540	516	615	651
Total Nonperforming Assets	$6,278	$5,362	$6,187	$6,814	$7,233
% of Total Assets	0.9%	0.8%	0.9%	1.1%	1.1%

Capitalization

Improving capital ratios remains an important focus of management. The tangible equity ratio improved by 36 basis points over the past year and stood at 6.8 percent as of December 31, 2014. All bank regulatory ratios remain in excess of "well-capitalized" levels. At December 31, 2014, State Bank's Total Risk-Based Capital was estimated to be $63.5 million, $21.2 million above the “well-capitalized” level. The Total Risk-Based Capital Ratio is estimated at 12.5 percent.

The Company will hold a related conference call and webcast on January 22, at 10:00 a.m. EST. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at http://www.yoursbfinancial.com/investorrelations.html. An audio replay of the call will be available on the SB Financial website.

5

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company with two wholly-owned operating subsidiaries: State Bank and RDSI. State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through 16 banking centers in seven northwestern Ohio counties and one center in Fort Wayne, Indiana, as well as two loan production offices located in Columbus, Ohio, and one loan production office located in Angola, Indiana. RDSI provides item processing services to community banks located primarily in the Midwest. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol SBFG. SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol SBFGP.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this release contains certain non-GAAP financial measures. Management believes that providing certain non-GAAP financial measures provides investors with information useful in understanding the Company’s financial performance, its performance trends and financial position. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results.

6

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	December	September	June	March	December
($ in Thousands)	2014	2014	2014	2014	2013

ASSETS
Cash and due from banks	$28,197	$21,870	$13,778	$14,860	$13,137
Securities available for sale, at fair value	85,240	81,148	85,586	93,305	89,793
Other securities - FRB and FHLB Stock	3,748	3,748	3,748	3,748	3,748
Total investment securities	88,988	84,896	89,334	97,053	93,541

Loans held for sale	5,168	6,736	8,290	7,165	3,366

Loans, net of unearned income	516,336	505,924	506,127	481,924	477,303
Allowance for loan losses	(6,771)	(6,713)	(6,568)	(6,726)	(6,964)
Net loans	509,565	499,211	499,559	475,198	470,339

Premises and equipment, net	13,604	13,256	13,281	13,414	12,607
Cash surrender value of life insurance	13,148	13,074	13,059	12,982	12,906
Goodwill	16,353	16,353	16,353	16,353	16,353
Core deposits and other intangibles	283	338	393	524	655
Foreclosed assets held for sale, net	285	540	516	615	651
Mortgage servicing rights	5,704	5,720	5,375	5,228	5,180
Accrued interest receivable	1,346	1,853	1,456	1,423	1,281
Other assets	1,587	709	1,106	1,487	1,738
Total assets	$684,228	$664,556	$662,500	$646,302	$631,754

LIABILITIES AND EQUITY
Deposits
Non interest bearing demand	$97,853	$90,261	$87,706	$84,265	$81,570
Interest bearing demand	121,043	119,805	116,765	126,520	119,551
Savings	64,107	61,770	63,199	64,306	61,652
Money market	104,602	96,506	80,288	85,731	79,902
Time deposits	163,301	166,919	176,109	171,897	175,559
Total deposits	550,906	535,261	524,067	532,719	518,234

Notes payable	-	7,000	-	-	589
Advances from Federal Home Loan Bank	30,000	30,000	37,000	14,000	16,000
Repurchase agreements	12,740	17,902	17,246	16,905	14,696
Trust preferred securities	10,310	10,310	20,620	20,620	20,620
Accrued interest payable	264	355	655	425	639
Other liabilities	4,325	3,462	3,902	4,198	4,707
Total liabilities	608,545	604,290	603,490	588,867	575,485

Equity
Preferred stock	13,983	-	-	-	-
Common stock	12,569	12,569	12,569	12,569	12,569
Additional paid-in capital	15,461	15,418	15,403	15,391	15,412
Retained earnings	34,379	33,075	31,757	30,708	29,899
Accumulated other comprehensive income	918	831	908	407	74
Treasury stock	(1,627)	(1,627)	(1,627)	(1,640)	(1,685)
Total equity	75,683	60,266	59,010	57,435	56,269

Total liabilities and equity	$684,228	$664,556	$662,500	$646,302	$631,754

7

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except share data)	Three Months Ended					Twelve Months Ended
	December	September	June	March	December	December	December
	2014	2014	2014	2014	2013	2014	2013
Interest income
Loans
Taxable	$5,707	$5,855	$5,654	$5,241	$5,428	$22,457	$22,834
Nontaxable	6	9	13	16	13	44	67
Securities
Taxable	300	279	310	309	313	1,198	1,244
Nontaxable	177	178	179	175	181	709	703
Total interest income	6,190	6,321	6,156	5,741	5,935	24,408	24,848

Interest expense
Deposits	483	500	503	498	513	1,984	2,231
Repurchase Agreements & Other	53	23	4	11	14	91	58
Federal Home Loan Bank advances	95	94	71	74	82	334	339
Trust preferred securities	54	354	330	333	330	1,071	1,407
Total interest expense	685	971	908	916	939	3,480	4,035

Net interest income	5,505	5,350	5,248	4,825	4,996	20,928	20,813

Provision for loan losses	150	150	150	-	-	450	900

Net interest income after provision for loan losses	5,355	5,200	5,098	4,825	4,996	20,478	19,913

Noninterest income
Wealth Management Fees	679	670	649	632	689	2,630	2,653
Customer service fees	686	730	665	610	673	2,691	2,587
Gain on sale of mtg. loans & OMSR's	1,003	1,442	1,211	572	776	4,228	5,066
Mortgage loan servicing fees, net	43	287	156	245	241	731	1,246
Gain on sale of non-mortgage loans	143	71	84	23	303	321	585
Data service fees	324	337	322	306	295	1,289	1,500
Net gain on sales of securities	104	-	56	-	-	160	48
Gain/(loss) on sale/disposal of assets	(15)	(15)	(15)	(34)	(265)	(79)	(484)
Other income	197	287	167	205	237	856	845
Total non-interest income	3,164	3,809	3,295	2,559	2,949	12,827	14,046

Noninterest expense
Salaries and employee benefits	3,179	3,435	3,451	3,120	3,027	13,185	13,497
Net occupancy expense	521	508	485	573	494	2,087	2,055
Equipment expense	625	616	645	639	651	2,525	2,810
Data processing fees	230	238	249	211	254	928	714
Professional fees	465	435	465	338	443	1,703	1,827
Marketing expense	166	105	170	123	136	564	471
Telephone and communication	91	94	107	112	110	404	582
Postage and delivery expense	197	195	187	204	173	783	796
State, local and other taxes	94	89	95	92	138	370	550
Employee expense	111	122	140	115	154	488	557
Intangible amortization expense	55	55	131	131	129	372	564
OREO Impairment	-	-	-	-	-	-	33
Other expenses	630	996	502	421	490	2,548	2,055
Total non-interest expense	6,364	6,888	6,627	6,079	6,199	25,957	26,511

Income before income tax expense	2,155	2,121	1,767	1,306	1,746	7,348	7,448
Income tax expense	631	607	521	326	522	2,085	2,243

Net income	$1,524	$1,513	$1,246	$980	$1,224	$5,263	$5,205

Preferred Stock Dividends	-	-	-	-	-	-	-

Net income available to common	1,524	1,513	1,246	980	1,224	5,263	5,205

Common share data:
Basic earnings per common share	$0.31	$0.31	$0.26	$0.20	$0.25	$1.08	$1.07
Diluted earnings per common share	$0.30	$0.31	$0.25	$0.20	$0.25	$1.07	$1.07

Average shares outstanding ($ in thousands):
Basic:	4,875	4,875	4,874	4,871	4,870	4,874	4,866
Diluted:	5,044	4,900	4,893	4,894	4,882	4,932	4,878

8

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share data)	At and for the Three Months Ended					At and for the Twelve Months Ended
SUMMARY OF	December	September	June	March	December	December	December
OPERATIONS	2014	2014	2014	2014	2013	2014	2013

Net interest income	$5,505	5,350	5,248	4,825	4,996	20,928	20,813
Tax-equivalent adjustment	$94	96	99	98	100	388	297
Tax-equivalent net interest income	$5,599	5,446	5,347	4,923	5,096	21,316	21,110
Provision for loan loss	$150	150	150	-	-	450	900
Noninterest income	$3,164	3,809	3,295	2,559	2,949	12,827	14,046
Total revenue, tax-equivalent	$8,763	9,255	8,642	7,482	8,045	34,143	35,156
Noninterest expense	$6,364	6,888	6,627	6,079	6,199	25,957	26,511
Pre provision pretax income	$2,305	2,271	1,917	1,306	1,746	7,798	8,348
Pretax income	$2,155	2,121	1,767	1,306	1,746	7,348	7,448
Net income	$1,524	1,513	1,246	980	1,224	5,263	5,205

PER SHARE INFORMATION:
Basic earnings per share	$0.31	0.31	0.26	0.20	0.25	1.08	1.07
Diluted earnings per share	$0.30	0.31	0.25	0.20	0.25	1.07	1.07
Common dividends	$0.045	0.040	0.040	0.035	0.035	0.16	0.12
Book value per common share	$11.96	12.36	12.10	11.78	11.55	11.96	11.55
Tangible book value per common share	$9.24	8.94	8.67	8.32	8.06	9.24	8.06
Market price per share	$9.40	9.05	8.37	8.35	7.88	9.40	7.88

PERFORMANCE RATIOS:
Return on average assets	0.89%	0.90%	0.76%	0.61%	0.76%	0.78%	0.81%
Return on average common equity	9.40%	10.14%	8.55%	6.88%	8.75%	8.74%	9.52%
Return on avg. tangible common equity	13.03%	14.09%	12.01%	9.89%	12.71%	12.22%	13.93%
Efficiency ratio	72.78%	74.60%	76.03%	80.55%	76.40%	75.80%	74.43%
Earning asset yield	4.18%	4.29%	4.16%	4.10%	4.31%	4.21%	4.43%
Cost of interest bearing liabilities	0.53%	0.76%	0.72%	0.74%	0.76%	0.69%	0.81%
Net interest margin	3.66%	3.58%	3.53%	3.39%	3.50%	3.55%	3.68%
Tax equivalent effect	0.07%	0.06%	0.07%	0.07%	0.07%	0.07%	0.07%
Net interest margin - fully tax equivalent basis	3.73%	3.64%	3.60%	3.46%	3.57%	3.62%	3.75%

ASSET QUALITY RATIOS:
Gross charge-offs	$101	94	330	323	163	848	1,328
Recoveries	$9	90	21	85	7	205	260
Net charge-offs	$92	4	309	238	156	643	1,068
Nonaccruing loans/ Total loans	0.89%	0.63%	0.79%	0.91%	1.01%	0.89%	1.01%
Nonperforming loans/ Total loans	1.16%	0.95%	1.12%	1.29%	1.38%	1.16%	1.38%
Nonperforming assets/ Loans & OREO	1.22%	1.06%	1.22%	1.41%	1.51%	1.22%	1.51%
Nonperforming assets/ Total assets	0.92%	0.81%	0.93%	1.05%	1.14%	0.92%	1.14%
Allowance for loan loss/ Nonperforming loans	112.98%	139.22%	115.82%	108.50%	105.80%	112.98%	105.80%
Allowance for loan loss/ Total loans	1.31%	1.33%	1.30%	1.40%	1.46%	1.31%	1.46%
Net loan charge-offs/ Average loans (ann.)	0.07%	N/M	0.25%	0.20%	0.13%	0.13%	0.23%
Loan loss provision/ Net charge-offs	163.04%	N/M	48.54%	0.00%	0.00%	69.98%	84.27%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	93.72%	94.52%	96.58%	90.46%	92.10%	93.72%	92.10%
Equity/ Assets	11.06%	9.07%	8.91%	8.89%	8.91%	11.06%	8.91%
Tangible equity/ Tangible assets	6.75%	6.73%	6.54%	6.44%	6.39%	6.75%	6.39%

END OF PERIOD BALANCES
Total loans	$516,336	505,924	506,127	481,924	477,303	516,336	477,303
Total assets	$684,228	664,556	662,500	646,302	631,754	684,228	631,754
Deposits	$550,906	535,261	524,067	532,719	518,234	550,906	518,234
Stockholders equity	$75,683	60,266	59,010	57,435	56,269	75,683	56,269
Intangibles	$16,636	16,691	16,746	16,877	17,008	16,636	17,008
Preferred equity	$13,983	-	-	-	-	13,983	-
Tangible equity	$45,064	43,575	42,264	40,558	39,261	45,064	39,261
Full-time equivalent employees	190	195	193	197	200	190	200
Period end basic shares outstanding	4,875	4,875	4,875	4,874	4,870	4,875	4,870
Period end outstanding (Series A Converted)	1,451	-	-	-	-	1,451	-

AVERAGE BALANCES
Total loans	$516,517	512,151	500,167	476,553	479,701	501,486	469,603
Total earning assets	$600,851	598,223	594,256	569,524	571,332	589,332	565,390
Total assets	$687,674	673,213	658,108	646,864	645,148	672,277	639,920
Deposits	$551,906	534,841	531,786	524,145	525,334	535,560	521,648
Stockholders equity	$64,846	59,684	58,276	56,977	55,925	60,186	54,700
Intangibles	$16,664	16,719	16,811	17,347	17,404	16,787	17,323
Preferred equity	$1,398	-	-	-	-	350	-
Tangible equity	$46,784	42,965	41,465	39,630	38,521	43,049	37,377
Average diluted shares outstanding	5,044	4,900	4,893	4,894	4,882	4,932	4,878

9

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three & Twelve Months Ended December 31, 2014 and 2013

($ in Thousands)	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets

Taxable securities	$66,235	300	1.81%	$73,306	313	1.71%
Nontaxable securities	18,099	268	5.93%	18,325	274	5.99%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	516,517	5,716	4.43%	479,701	5,448	4.54%
Total earning assets	600,851	6,284	4.18%	571,332	6,035	4.23%
Cash and due from banks	35,261			22,369
Allowance for loan losses	(6,730)			(7,075)
Premises and equipment	13,686			13,811
Other assets	44,606			44,711
Total assets	$687,674			$645,148

Liabilities
Savings and interest bearing demand	$290,329	40	0.06%	$265,258	18	0.03%
Time deposits	165,227	443	1.07%	176,609	495	1.12%
Repurchase agreements & Other	20,582	53	1.03%	15,765	14	0.36%
Advances from Federal Home Loan Bank	30,000	95	1.27%	16,000	82	2.05%
Trust preferred securities	10,310	54	2.10%	20,620	330	6.40%
Total interest bearing liabilities	516,448	685	0.53%	494,252	939	0.76%

Non interest bearing demand	96,350			83,467
Other liabilities	10,030			11,504
Total liabilities	622,828			589,223

Equity	64,846			55,925

Total liabilities and equity	$687,674			$645,148

Net interest income (tax equivalent basis)		$5,599			$5,096

Net interest income as a percent of average interest-earning assets			3.73%			3.57%

10

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets

Taxable securities	$69,795	1,198	1.72%	$78,520	1,244	1.58%
Nontaxable securities	18,051	1,074	5.95%	17,267	1,065	6.17%
Federal funds sold	-	-	N/A	-	-	N/A
Loans, net	501,486	22,524	4.49%	469,603	22,936	4.88%
Total earning assets	589,332	24,796	4.21%	565,390	25,245	4.47%

Cash and due from banks	24,665			20,827
Allowance for loan losses	(6,785)			(6,962)
Premises and equipment	13,725			14,635
Other assets	51,340			46,030
Total assets	$672,277			$639,920

Liabilities
Savings and interest bearing demand	$275,188	105	0.04%	$262,954	136	0.05%
Time deposits	171,399	1,879	1.10%	180,154	2,095	1.16%
Repurchase agreements & Other	18,764	91	0.48%	13,085	58	0.44%
Advances from Federal Home Loan Bank	24,294	334	1.37%	18,551	339	1.83%
Trust preferred securities	17,448	1,071	6.14%	20,620	1,407	6.82%

Total interest bearing liabilities	507,093	3,480	0.69%	495,364	4,035	0.81%

Non interest bearing demand	88,973			78,540
Other liabilities	16,025			11,316

Total liabilities	612,091			585,220

Equity	60,186			54,700

Total liabilities and equity	$672,277			$639,920

Net interest income (tax equivalent basis)		$21,316			$21,210

Net interest income as a percent of average interest-earning assets			3.62%			3.75%

11